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                                                                    Exhibit 23.1

                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM


January 28, 2005

Columbia Bancorp
P.O. Box 1050
The Dalles, Oregon  97058

      RE: COLUMBIA BANCORP - FORM S-8 REGISTRATION STATEMENT

To Columbia Bancorp:

      We consent to the incorporation by reference in this Registration Statement of Columbia Bancorp on Form S-8 of the audited financial statements for the years ended December 31, 2003, December 31, 2002 and December 31, 2001 incorporated by reference in the Annual Report on Form 10-K of Columbia Bancorp for the year ended December 31, 2003.

                                                  /s/ Moss Adams LLP
                                                  ---------------------------
                                                  Moss Adams LLP